Exhibit 99.1

Unigene Bolsters Leadership Team with Two Key Appointments

-Gregory T. Mayes named General Counsel and Roxanne Tavakkol appointed Vice President, Regulatory Affairs-

October 4, 2010 -- BOONTON, N.J.--Unigene Laboratories, Inc. (OTCBB: UGNE), a leader in the design, delivery, manufacture and development of peptide-based therapeutics, announced today the expansion of the Company’s leadership team with the appointment of Gregory T. Mayes to the newly created position of Vice President, Corporate Affairs and General Counsel, and the promotion of Roxanne Tavakkol to Vice President, Global Regulatory Affairs, effective immediately. Both positions will report directly to Unigene’s President and Chief Executive Officer, Ashleigh Palmer.

Mr. Palmer, stated, “We are very pleased to welcome Greg and Roxanne to Unigene’s senior management team. We are committed to strengthening our leadership and organizational infrastructure to support the Company’s newly created drug delivery and manufacturing technology business unit – Unigene Biotechnologies; as well as the Unigene Therapeutics business unit responsible for managing our advanced clinical-stage partnerships and active preclinical pipeline. We believe the fact that Unigene can attract highly experienced professionals of this caliber is a solid endorsement of our reformulated strategy optimized for success and the potential for its implementation to be able to unlock the Company’s substantially unrealized enterprise value.”

Mr. Mayes brings to Unigene more than a decade of biopharmaceutical in-house legal counsel and business experience. Most recently, he was Vice President, General Counsel and Chief Compliance Officer at ImClone Systems Corporation, a wholly owned subsidiary of Eli Lilly and Company. While serving at ImClone in positions of increasing responsibility, Mr. Mayes supported the clinical development, launch and commercialization of ERBITUX® (cetuximab), was responsible for the development and oversight of the company’s first corporate compliance program, and contributed significantly to activities related to Eli Lilly’s acquisition of ImClone. Prior to this, Mr. Mayes was Senior Counsel at AstraZeneca Pharmaceuticals, LP, where he played an integral role in the provision of legal services for the successful development and commercialization of five compounds in the company’s cancer portfolio. Earlier, Mr. Mayes worked in private practice at Morgan Lewis LLP, a large, national law firm. Mr. Mayes earned his B.S. degree from Syracuse University and his J.D. degree from the Temple University School of Law.

“I am extremely excited to be joining Unigene as it now moves to boldly define itself as a prominent partner of choice for peptide drug delivery and therapeutic development. Unigene has great momentum, and I look forward to helping the Company rapidly fulfill its vision of becoming a true peptide powerhouse,” said Mr. Mayes.

Ms. Tavakkol joined Unigene in March 2010 as Senior Director, Regulatory Affairs. She has over 20 years of pharmaceutical regulatory and research experience. Prior to joining Unigene, Ms. Tavakkol served as Director, Regulatory Affairs for the Thrombosis Business Unit of The Medicines Company. Previously, she held positions of increasing responsibility at Novartis Pharmaceuticals Corporation, most recently as Associate Director, Drug Regulatory Affairs. Her experience covers regulatory aspects of all phases of drug development, from early proof-of-concept through launch and post-commercialization. Ms. Tavakkol’s successful registration track record includes both natural peptides and synthetic drug products and covers numerous therapeutic areas, including osteoarthritis, osteoporosis, gastrointestinal disease, reproductive health and endocrinology. Ms. Tavakkol earned her B.A. degree from the University of Delaware and her M.S. degree in Molecular Biology from The Ohio State University.

Ms. Tavakkol commented, “Oral drug delivery of peptides has been an exciting area of R&D for many pharmaceutical companies but also an area of unfulfilled potential. This will change as the landscape for peptide development further evolves. An example is the recent Biologics Price Competition and Innovation Act, which offers 12 years of market exclusivity for pioneer biologic products, such as peptides. We believe Unigene is at the right place at the right time, with proven success in product registration, a record of excellence in quality systems, and broadly enabling assets for advancing clinical development.”

About Unigene Laboratories, Inc.

Unigene Laboratories, Inc. is a leader in the design, delivery, manufacture and development of peptide-based therapeutics. The Company is building a robust portfolio of proprietary partnerships in this expanding drug class based on its Peptelligence™ platform. Peptelligence encompasses extensive intellectual property covering delivery and manufacturing technologies, unsurpassed research and development expertise, and proprietary know-how representing a genuine distinctive competence. Core Peptelligence assets include proprietary oral and nasal peptide delivery technologies, and proprietary, high-yield, scalable and reproducible E. coli-based manufacturing technologies.

Unigene’s technologies have extensive clinical and partner validation. The Company’s first product to market, Fortical®, a nasal calcitonin product, received FDA approval in 2005 and is marketed in the U.S. by Upsher-Smith for the treatment of postmenopausal osteoporosis. Pivotal clinical programs include an oral calcitonin licensed to Tarsa Therapeutics, now in Phase 3 testing for the treatment of osteoporosis. Other validating relationships include an oral parathyroid hormone nearing Phase 2 and licensed to GlaxoSmithKline. In addition, Unigene has a manufacturing license agreement with Novartis, which is completing three Phase 3 studies of oral calcitonin for the treatment of osteoporosis and osteoarthritis.

For more information about Unigene, please visit http://www.unigene.com . For information about Fortical, please visit http://www.fortical.com .

Safe Harbor statements under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements, including with respect to clinical studies of one of our licensees. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various risk factors. These known and unknown risk factors include, but are not limited to: the delay in obtaining or the failure to obtain regulatory approvals for our products and the products of our licensees that may generate royalty and milestone payments to us, our ability to achieve product sales and royalties, competition, our dependence on other companies to commercialize, manufacture and sell products using our technologies, the ability of our products to gain market acceptance and increase market share, the uncertainty of results of animal and human testing, the risk of product liability and liability for human clinical trials, our dependence on patents and other proprietary rights and the risks associated with patent litigation, dependence on key management officials, the availability and cost of capital, the availability of qualified personnel, changes in, or the failure to comply with, governmental regulations, general economic and business conditions, our history of losses and ability to achieve profitability, litigation and other risk factors discussed in our Securities and Exchange Commission ("SEC") filings, including our annual report on Form 10-K and our quarterly reports on Form 10-Q. Words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "potential," "continue," and variations of these words (or negatives of these words) or similar expressions, are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements. In addition, any statements that refer to expectations, projections, contingencies, goals, targets or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements and are not statements of historical fact. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we are under no obligation to publicly update or revise any forward-looking statements after the date of this release.

Contacts
Unigene Laboratories, Inc.
William Steinhauer, 973-265-1100
VP of Finance
or
Burns McClellan
Justin Jackson (media)
212-213-0006
jjackson@burnsmc.com
or
Michelle Szwarcberg (media)
212-213-0006
mszwarcberg@burnsmc.com

Source: Unigene Laboratories, Inc.